UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

GOLDEN CENTURY TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-52842	98-0466250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1200, 1000 N. West St, Wilmington, Delaware ,	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 295-4937

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On June 25, 2009, Ms. Hong Yang transferred 7,884,750 restricted common shares in the capital of our company, which is 55.6% of our issued and outstanding shares, to 10 investors. Before that date, Ms. Yang had held 10,000,000 shares, which was 70.46% of our issued and outstanding shares. Ms. Yang’s ownership has now been reduced to 2,115,250 or 14.9% of our issued and outstanding shares. Of the 10 investors, only Golden Century Resources Limited and Midland Sky Trading Limited acquired more than 5% of our issued and outstanding shares.

Golden Century Resources Limited, a British Virgin Islands corporation, acquired 5,424,750 shares in the transfer from Ms. Yang and now owns 38.20% of our issued and outstanding shares. Golden Century Resources Limited, therefore, now controls 38.20% of our voting securities.

Midland Sky Trading Limited, a British Virgin Islands corporation, acquired 1,200,000 shares in the transfer from Ms. Yang and now owns 8.50% of our issued and outstanding shares. Midland Sky Trading Limited, therefore, now controls 8.50% of our voting securities.

All of the purchasers, including Golden Century Resources Limited, purchased the shares at a price of $0.012 per share for total consideration of $100,000. All consideration was from the personal funds of the investors.

In relation to the agreement regarding these transfers, we appointed Mr. David Cheng Lee as a new director and as our President and Treasurer.

We do not know of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transfer of 7,884,750 restricted common shares in the capital of our company by Ms. Hong Yang to 10 investors on June 25, 2009, we increased our number of directors from one to two directors, appointing Mr. David Cheng Lee as a new Director. Our existing director, Ms. Hong Yang, will continue to be a director.

Also in connection with the transfer described above and on June 25, 2009, Ms. Hong Yang resigned as our President and Treasurer and became our Secretary. On the same date, Mr. David Cheng Lee was appointed as our President and Treasurer.

There are no family relationship between any director, executive officer, or person nominated or chosen by the us to become one of our directors or executive officers.

Mr. David Lee, Director, President and Treasurer

Mr. David Lee is a business executive who over the years has worked with leading technology companies in China, Hong Kong, the USA and Canada. As the founder of MBN Communications Systems International Ltd, one of the leaders in broadband wireless internet software and hardware communications products and services, Mr. Lee has successfully assembled teams of technology experts and financed the development of new innovative technologies, software and hardware management systems. From year 2001, he has been the Chairman & CEO of the company. Mr. Lee leads the company’s effort to identify, select and develop innovative marketing and business development strategies. Under his leadership, the company has successfully extended its business network from North America to China, South America and Australia.

Mr. Lee has not previously held any positions as a director or officer of a public company.

Mr. Lee has taken computer training at the British Columbia Institute of Technology.

Our directors hold office until the next annual meeting of the stockholders or until their successors have been duly elected or appointed and qualified. The officers of our company are appointed by our directors and hold office until their death, resignation or removal from office. As of June 25, 2009, our directors and executive officers, their ages, positions held and dates first elected or appointed are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Hong Yang	Secretary and Director	39	July 2005
David Cheng Lee	President, Treasurer and Director	39	June 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN CENTURY TECHNOLOGIES CORPORATION

/s/ David Lee
David Cheng Lee
President

June 30, 2009